Exhibit 99.2

Title of Class of Securities and CUSIP Numbers

143106 2*2 (Series A Mandatory Redeemable Preferred Shares) (the “Series A Preferred Shares”).

143106 3*1 (Series B Mandatory Redeemable Preferred Shares) (the “Series B Preferred Shares”).

143106 A*3 (Series C Mandatory Redeemable Preferred Shares) (the “Series C Preferred Shares”).

143106 A@1 (Series D Mandatory Redeemable Preferred Shares) (the “Series D Preferred Shares”).

143106 A#9 (Series E Mandatory Redeemable Preferred Shares) (the “Series E Preferred Shares”).

143106 B*2 (Series F Mandatory Redeemable Preferred Shares) (the “Series F Preferred Shares”)

143106 B@0 (Series G Mandatory Redeemable Preferred Shares) (the “Series G Preferred Shares”).

143106 B#8 (Series H Mandatory Redeemable Preferred Shares) (the “Series H Preferred Shares”).

143106 C*1 (Series I Mandatory Redeemable Preferred Shares) (the “Series I Preferred Shares”).

143106 C@9 (Series J Mandatory Redeemable Preferred Shares) (the “Series J Preferred Shares”).

143106 C#7 (Series K Mandatory Redeemable Preferred Shares) (the “Series K Preferred Shares”).

The Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares, the Series G Preferred Shares, the Series H Preferred Shares, the Series I Preferred Shares, the Series J Preferred Shares and the Series K Preferred Shares form a single class of the Issuer’s preferred equity securities and are collectively referred to in this Schedule 13G as the “Mandatory Redeemable Preferred Shares”.